News Release

Contact: Lucy Rutishauser, SVP Chief Financial Officer
(410) 568-1500
SINCLAIR REPORTS FOURTH QUARTER 2018 FINANCIAL RESULTS

•	INCREASES TOTAL REVENUE BY 25% COMPARED TO PRIOR YEAR

•	DECLARES $0.20 QUARTERLY DIVIDEND PER SHARE

BALTIMORE (February 27, 2019) - Sinclair Broadcast Group, Inc. (Nasdaq: SBGI), the “Company” or “Sinclair,” today reported financial results for the three and twelve months ended December 31, 2018.

CEO Comment:

“We ended 2018 on a very positive note, beating guidance on all financial metrics, with core advertising revenues improving from the first half of the year despite the crowding out effect from having our best mid-term political ad spending election year on record,” commented Chris Ripley, President and Chief Executive Officer.  “Building on a base of $255 million in political ad spending for 2018 and a number of candidates already declaring their candidacy for the Presidency, we expect 2020’s political advertising to be yet another record year for us, with some of the ad spending expected as early as the fourth quarter of this year. In addition, we and the industry are making significant strides on the implementation of ATSC 3.0 (Next Gen Broadcast) with recent announcements of a global mobile chip design, collaboration on over-the-top and over-the-air technologies, and broad industry support to begin 3.0 deployments this year. We exited the year with a strong balance sheet and liquidity position while executing on share repurchases totaling 11% of our total shares since August 2018 and continue to create shareholder value through content acquisitions such as the Chicago Cubs RSN joint venture.”

Three Months Ended December 31, 2018 Financial Results:

•	Total revenues increased 25.4% to $893.3 million versus $712.5 million in the prior year period.

•
Operating income was $263.0 million, including $3 million of legal, regulatory and other non-recurring costs, versus operating income of $357.6 million in the prior year period, which included $15 million of legal, regulatory and other nonrecurring costs, $9 million in one-time bonuses to our employees as a result of favorable tax reform legislation, and a $225 million gain recognized for vacating spectrum in certain markets.

•
Net income attributable to the Company was $206.2 million, versus net income of $443.5 million in the prior year period which included a $272 million non-recurring tax benefit related to re-measurement of our deferred tax assets and liabilities as a result of the reduction of the federal income tax rate from 35% to 21% pursuant to the U.S. Tax Cuts and Jobs Act, and a $225 million pre-tax gain recognized for vacating spectrum in certain markets.

•
Diluted earnings per common share was $2.10 as compared to $4.32 in the prior year period. The impact of the above highlighted legal, regulatory and other nonrecurring costs in 2018, on a per-share basis, was $(0.03) and the impact of legal, regulatory and other nonrecurring costs, tax reform, and sale of spectrum in 2017 was $3.82.

Twelve Months Ended December 31, 2018 Financial Results:

•	Total revenues increased 15.9% to $3,055.1 million versus $2,636.2 million in the prior year period.

•
Operating income was $659.7 million, including $27 million of legal, regulatory and other nonrecurring costs, versus operating income of $737.5 million in the prior year period, which included $38 million of tax reform bonuses, legal, regulatory and other nonrecurring costs, and a $225 million gain recognized for vacating spectrum in certain markets.

•
Net income attributable to the Company was $341.2 million, which includes $75 million in ticking fee costs related to the financing commitments for the terminated Tribune acquisition, versus net income of $576.0 million in the prior year period which included a $272 million non-recurring tax benefit related to re-measurement of our deferred tax assets and liabilities as a result of the reduction of the federal income tax rate from 35% to 21% pursuant to the U.S. Tax Cuts and Jobs Act, and a $225 million pre-tax gain recognized for vacating spectrum in certain markets.

•
Diluted earnings per common share was $3.35 as compared to $5.72 in the prior year period. The impact of the ticking fees, legal, regulatory and other nonrecurring costs in 2018, on a per-share basis, was $(0.77), and the impact of legal, regulatory and other nonrecurring costs, tax reform and sales of spectrum in 2017 was $3.76.

Three Months Ended December 31, 2018 Operating Highlights:

•	Media revenues increased 22.5% to $848.9 million versus $693.1 million in the fourth quarter of 2017.

•	Political revenues were $149.6 million in the fourth quarter versus $15.5 million in the fourth quarter of 2017, a non-election year.

•	Distribution revenues were $334.1 million versus $299.9 million in the fourth quarter of 2017.

•	Revenues from our digital businesses increased 22.5%, as compared to the fourth quarter of 2017.

Twelve Months Ended December 31, 2018 Operating Highlights:

•	Media revenues increased 13.7% to $2,918.7 million versus $2,566.9 million in 2017.

•	Political revenues were $254.7 million in 2018 versus $30.3 million in 2017, a non-election year.

•	Distribution revenues were $1,298.6 million versus $1,139.8 million in 2017.

•	Revenues from our digital businesses increased 32.6%, as compared to 2017.

Recent Corporate Developments:

Capital Allocation:

•	During the three months ended December 31, 2018, the Company repurchased 6.1 million shares for $175 million, or $28.57 per share, on average.

•	During the twelve months ended December 31, 2018, the Company repurchased 7.8 million shares for $220.9 million, or $28.46 per share, on average.

•	Since December 31, 2018, the Company repurchased an additional 3.4 million shares for $101.0 million, or $29.93 per share, on average. $767 million share repurchase capacity remains outstanding.

Content and Distribution:

•
In December, the Company and the DISH Network (“DISH”) entered into a multi-year agreement for the continued carriage of the Company’s broadcast television stations and Tennis Channel on DISH’s direct broadcast satellite platform and additional carriage of one of Sinclair’s emerging networks. The companies also agreed to carriage of Sinclair-owned networks, including Tennis Channel, on DISH’s Sling TV.

•	In January, the Company entered into a multi-year retransmission renewal with Mediacom for the carriage of Sinclair stations, Tennis Channel and Sinclair’s growth networks on its systems.

•	In January, Sinclair and the licensees of stations to which Sinclair provides services, and NBC entered into multi-year renewals of NBC affiliates in 13 markets.

•
In February, Sinclair and the licensees of stations to which Sinclair provides services, and FOX Broadcasting Company entered into amendments to multi-year renewals of the 26 FOX affiliations that were previously renewed as part of the agreement entered in May 8, 2018, revising certain aspects of such agreements and waiving any termination rights the parties may have had with respect to such agreements.

•
In February, Sinclair and the Chicago Cubs (“the Cubs”) announced the formation of a joint venture that will own and operate Marquee Sports Network (“Marquee”), a regional sports network based in Chicago, Illinois. Marquee will be the Chicago-region’s exclusive network for fans to view live Cubs games beginning with the 2020 Major League Baseball season and will also feature exclusive Cubs content and other local sports programming. In addition to the execution of the joint venture agreement, the Cubs simultaneously entered into a long-term rights agreement with Marquee.

•
Sinclair’s newsrooms, dedicated to impactful journalism with a local focus, won 338 awards in 2018, including two National RTDNA Edward R. Murrow Awards, one to Circa and the other to our Seattle ABC affiliate, KOMO-TV. In addition, 21 of our newsrooms earned 45 Regional RTDNA Edward R. Murrow Awards, with 84 Emmy’s going to 23 newsrooms.

ATSC 3.0:

•
In January, ONE Media 3.0, LLC, a subsidiary of the Company, and Saankhya Labs, in collaboration with VeriSilicon and Samsung Foundry, announced the completed design and development of a mobile chip die that supports ATSC 3.0 and other global standards. The compact design and low power operation make it a perfect receive device for mobile and portable applications. Reference designs are underway that will be used with cell phones, laptops and tablet devices.

•
In January, the Company and SK Telecom announced a joint venture agreement to lead the next-generation, hybrid wireless market in the U.S. and globally. The two companies will collaborate on technologies and services that will bring together mobile-wireless, including 5G, and over-the-air wireless to support hybrid business solutions.

•
In January, the Company, SK Telecom and Harman signed a Memorandum of Understanding to jointly develop and commercialize digital broadcasting network-based automotive electronics technology for global markets.

Community:

•
In January, Sinclair opened its Broadcast Diversity Scholarship for applications. Since launching the scholarship program, Sinclair has distributed over $128,000 in financial assistance to students demonstrating a promising future in the broadcast industry.

Balance Sheet and Cash Flow Highlights:

•	Debt on the balance sheet, net of $1.060 billion in cash, cash equivalents and restricted cash, was $2.832 billion as of December 31, 2018 versus net debt of $2.878 billion as of September 30, 2018.

•	As of December 31, 2018, 68.9 million Class A common shares and 25.7 million Class B common shares were outstanding, for a total of 94.6 million common shares outstanding.

•	In December 2018, the Company paid a $0.20 per share quarterly cash dividend to its shareholders, reflecting a $0.02 per share quarterly increase.

•	Non-repack capital expenditures in the fourth quarter of 2018 were $18 million and $9 million related to the spectrum repack.

•	Program contract payments were $25 million in the fourth quarter of 2018.

Notes:

Certain reclassifications have been made to prior years’ financial information to conform to the presentation in the current year.

The following transactions closed during 2017 and, therefore, the results of these transactions were not included in the corresponding pre-transaction periods: the acquisition of Tennis Media Company (March 1, 2017); the acquisition of DataSphere (June 1, 2017); the sale of Alarm Funding (March 7, 2017); the conversion of ASN to a joint venture with Silver Chalice and 120 Sports (April 13, 2017); and the purchase of Bonten and Esteem Broadcasting by the Company and Cunningham, respectively (September 1, 2017).

Outlook:
The Company currently expects to achieve the following results for the three months ending March 31, 2019 and twelve months ending December 31, 2019.

2019 Outlook ($ in millions)	First Quarter	Full Year
Media Revenues	$667 million to $673 million	No estimate provided
Political Revenues included in Media Revenues	$2 million
Distribution Revenues included in Media Revenues	$344 million to $347 million
Media Revenue related to revenue-generating initiatives	$16 million
Media Production Expenses and Media Selling, General and Administrative Expenses (together, “Media Expenses”)	$482 million to $484 million	$1,970 million to $1,973 million
Media Expenses related to revenue-generating initiatives	$26 million	$115 million
Stock-based Compensation Expense	$4 million	$16 million
Non-media Revenues	$38 million	$160 million
Program Contract Payments	$24 million	$95 million
Corporate Overhead	$25 million	$93 million
Stock-based Compensation Expense	$6 million	$15 million
One-time transaction costs	$2 million	$6 million
Non-media Expenses, including ONE Media and Research and Development costs	$37 million	$162 million
Program Contract Amortization	$24 million	$93 million
Depreciation on property and equipment	$23 million	$99 million
Amortization of acquired intangibles	$44 million	$173 million
Net gains on asset dispositions	$30 million	$112 million
Net Interest Expense	$49 million	$197 million
Net Interest Expense - Cash basis	$47 million	$189 million
Equity method investments loss	$14 million	$53 million
Effective Tax Rate	9%	9%
Net Cash Taxes paid	$1 million	$29 million
Total Capital Expenditures, including Repack	$54 million	$250 million to $260 million
Repack Capital Expenditures	$25 million	$140 million

Sinclair Conference Call:

The senior management of Sinclair will hold a conference call to discuss its fourth quarter 2018 results on Wednesday, February 27, 2019, at 9:00 a.m. ET. The call will be webcast live and can be accessed at www.sbgi.net under “Investors/ Webcasts.” After the call, an audio replay will remain available at www.sbgi.net. The press and the public will be welcome on the call in a listen-only mode. The dial-in number is (888) 428-7458.

About Sinclair:

Sinclair is one of the largest and most diversified television broadcasting companies in the country. The Company owns, operates and/or provides services to 191 television stations in 89 markets. Sinclair is a leading local news provider in the country and is dedicated to impactful journalism with a local focus. The Company has multiple national networks, live local sports production, as well as stations affiliated with all the major networks. Sinclair’s content is delivered via multiple-platforms, including over-the-air, multi-channel video program distributors, and digital platforms. The Company regularly uses its website as a key source of Company information which can be accessed at www.sbgi.net.

Forward-Looking Statements:

The matters discussed in this news release, particularly those in the section labeled “Outlook,” include forward-looking statements regarding, among other things, future operating results. When used in this news release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” “estimates,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions set forth therein, but not limited to, the impact of changes in national and regional economies, the completion of the FCC spectrum repack, the volatility in the U.S. and global economies and financial credit markets which impact our ability to forecast or refinance our indebtedness as it comes due, successful execution of outsourcing agreements, pricing and demand fluctuations in local and national advertising, volatility in programming costs, the market acceptance of new programming, the CW Television and MyNetworkTV programming, our news share strategy, our sales initiatives, the execution of retransmission consent agreements, our ability to identify and consummate investments in attractive non-television assets and to achieve anticipated returns on those investments once consummated, the impact of pending and future litigation claims against the Company, uncertainties associated with potential changes in the regulatory environment affecting our business and growth strategy, and any risk factors set forth in the Company’s recent reports on Form 8-K, Form 10-Q and/or Form 10-K, as filed with the Securities and Exchange Commission. There can be no assurances that the assumptions and other factors referred to in this release will occur. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

Sinclair Broadcast Group, Inc. and Subsidiaries
Preliminary Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
REVENUES:
Media revenues	$848,853	$693,055	$2,918,727	$2,566,936
Non-media revenues	44,472	19,457	136,354	69,279
Total revenues	893,325	712,512	3,055,081	2,636,215

OPERATING EXPENSES:
Media production expenses	297,827	267,926	1,191,016	1,064,144
Media selling, general and administrative expenses	177,645	148,165	629,919	533,537
Amortization of program contract costs and net realizable value adjustments	24,757	27,561	100,899	115,523
Non-media expenses	37,771	23,225	122,491	75,199
Depreciation of property and equipment	29,763	25,077	105,240	97,103
Corporate general and administrative expenses	22,467	41,795	111,070	113,253
Amortization of definite-lived intangible and other assets	43,526	46,523	174,848	178,822
Gain on asset dispositions and other, net of impairment	(3,385)	(225,341)	(40,063)	(278,872)
Total operating expenses	630,371	354,931	2,395,420	1,898,709
Operating income	262,954	357,581	659,661	737,506

OTHER INCOME (EXPENSE):
Interest expense and amortization of debt discount and deferred financing costs	(54,210)	(52,295)	(291,976)	(212,315)
Loss from extinguishment of debt	—	—	—	(1,404)
Loss from equity method investments	(16,717)	(9,899)	(60,831)	(14,307)
Other income, net	1,465	3,476	3,369	9,264
Total other expense, net	(69,462)	(58,718)	(349,438)	(218,762)
Income before income taxes	193,492	298,863	310,223	518,744
INCOME TAX BENEFIT	14,202	145,937	35,775	75,360
NET INCOME	207,694	444,800	345,998	594,104
Net income attributable to the noncontrolling interests	(1,493)	(1,271)	(4,757)	(18,091)
NET INCOME ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP	$206,201	$443,529	$341,241	$576,013
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP:
Basic earnings per share	$2.12	$4.36	$3.38	$5.77
Diluted earnings per share	$2.10	$4.32	$3.35	$5.72
Weighted average common shares outstanding	97,484	101,727	100,913	99,844
Weighted average common and common equivalent shares outstanding	98,218	102,615	101,718	100,789

###